UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2007

TELANETIX, INC.

A Delaware Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-31639	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6197 Cornerstone Court E, Suite 108
San Diego, California 92121

(Address of principal executive offices)

(858) 362-2250
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On February 12, 2007, Telanetix, Inc. (the "Company"), made a payment of $1.3 million on a note payable to a stockholder of the Company. This note was payable on demand, unsecured and carried a 6% interest rate. The Company also made a $9,491.78 payment to cover all accrued interest on this note. All amounts due and owing and all obligations under this note have been satisfied in full and this note has been terminated.

For the purpose of repaying in full the obligations and liabilities of the Company under the note described above, and to replace that note with term debt, the Company simultaneously entered into a Securities Purchase Agreement (the "Purchase Agreement") with four institutional investors - Crescent International Ltd., Enable Growth Partners, LP, Enable Opportunity Partners, LP, and Pierce Diversified Strategy Master Fund LLC, Ena (collectively, the "Investors") - which were the same institutional investors from the Company's recent December 28, 2006 financing. Under the terms of the Purchase Agreement, the Company issued Original Issue Discount 6% Convertible Debentures (the "Debentures") and Common Stock Purchase Warrants (the "Warrants"). The aggregate principal amount of the Debentures issued was $1.54 million (issued at an original issue discount of 12.5%), and 401,039 Warrants were issued, each of which is for a five year term and has an exercise price of $1.69 per share, subject to adjustment, including full-ratchet, anti-dilution protection. This transaction resulted in net proceeds to the Company of $1.31 million, after deducting fees and expenses. The Debentures and Warrants are substantially identical to the debentures and warrants issued by the Company in the December 28, 2006 financing.

The Debentures are due December 31, 2008. Interest on the Debentures accrues at the rate of 6% per annum and is payable quarterly on April 1, July 1, October 1 and December 1, commencing on April 1, 2007. Monthly redemption payments equal to 1/18th of the principal amount due under each Debenture begin July 1, 2007 and continue through December 31, 2008. Monthly redemption payments must also include any accrued interest on the portion of the Debentures being redeemed. The Company has the right to pay interest and monthly redemption payments in cash, or upon notice to the holders and compliance with certain Equity Conditions (as defined in the Debenture), the Company can pay all or a portion of any such payment in shares of the Company's common stock valued at a price equal to the lesser of the then effective Conversion Price (initially $1.54) or 85% of the volume weighted average price ("VWAP") per share of common stock as reported on Bloomberg for the 10 trading days prior to the payment date or the date that the shares are delivered. The Company has the option, subject to compliance with certain Equity Conditions, to redeem the Debentures before their maturity by payment in cash of 120% of the then outstanding principal amount of the Debenture plus accrued interest and other charges.

The Debentures are convertible at anytime at the discretion of the holder at a conversion price per share of $1.54, subject to adjustment including full-ratchet, anti-dilution protection. The Company also has the right to force conversion if the VWAP for the Company's common stock exceeds 200% of the effective Conversion Price (initially $3.08) for 20 trading days out of a consecutive 30 trading day period. However, the Company may not effect any conversion of a Debenture, and the holder may not convert any portion of a Debenture, to the extent that after giving effect to the conversion, such holder (together with its affiliates, and any other person or entity acting as a group together with such holder or any of its affiliates) would beneficially own in excess of 4.99% of the number of outstanding shares of the Company's common stock immediately after giving effect to the issuance of shares of common stock issuable upon conversion. A substantially similar provision is set forth in the Warrants, as well.

The Debentures impose certain covenants on the Company, including restrictions against incurring additional indebtedness (other than Permitted Indebtedness as defined in the Debenture), creating any liens on its property (other than Permitted Liens as defined in the Debenture), amending its Certificate of Incorporation or Bylaws, redeeming or paying dividends on shares of its outstanding common stock, and entering into certain related party transactions. The Debenture defines certain Events of Default, including without limitation failure to make a payment obligation, failure to observe other covenants of the Debenture or related agreements (subject to applicable cure periods), breach of representation or warranty, bankruptcy, default under another significant contract or credit obligation, delisting of the Company's common stock, a change in control, failure to secure and maintain an effective registration statement covering the resale of the common stock underlying the Debentures and the Warrants, or failure to deliver share certificates in a timely manner. On the occurrence of an Event of Default, the holders of the Debentures have the right to accelerate all amounts outstanding under the Debentures and demand payment of a mandatory default amount equal to 130% of the amount outstanding under the Debenture, plus accrued interest and expenses.

The Company also entered into a Registration Rights Agreement dated February 12, 2007, between the Company and the Investors, pursuant to which the Company agreed to file a registration statement covering the resale of the shares of common stock that may be issued to the Investors upon the conversion of the Debentures, payment in kind, and the exercise of the Warrants, and to maintain the effectiveness of that registration statement (subject to certain limitations) for a period of time until the holders can sell the underlying common stock without volume restrictions under Rule 144(k) of the Securities Act of 1933.

The Debentures and Warrants were issued to the Investors in a private placement transaction in accordance with Rule 506 under Regulation D of the Securities Act of 1933. Kaufman Bros. L.P. acted as an advisor to the Company in connection with the transaction and received a fee of $33,750 in connection with its services.

Also on February 12, 2007, the Company entered into a Waiver and Amendment Agreement (the "Waiver Agreement"), with each of the Investors. Under the terms of the Waiver Agreement, (i) the parties agreed to extend by 20 days the period of time within which the Company must file a registration statement to register shares of the Company's common stock issuable to the Investors upon conversion of debentures and upon exercise of warrants issued to the Investors in the December 28, 2006 financing; and (ii) each of the Investors waived covenants of the Company contained in the Securities Purchase Agreement dated December 28, 2006 entered into among the Company and the Investors. The waivers concerned the Company's participation in financings, sales of equity and the incurring of indebtedness.

The description of the transaction contained herein is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the Form of Debenture, the Form of Warrant and the Waiver Agreement, each of which are filed as an Exhibit to this report and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in response to Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

On December 28, 2006, the Company issued an aggregate of $3.65 million principal amount of debentures and 949,907 warrants to the Investors. The terms of conversion and exercise of the securities issued in December 2006 are substantially the same to the terms of the securities discussed above in response to Item 2.03. The December 2006 financing resulted in net proceeds to the Company of $3.1 million, after deducting fees and expenses, including the payment of an $80,000 fee paid to Kaufman Bros., L.P., who acted as an advisor to the Company in connection with the transaction. The debentures and warrants issued to the Investors in the December 2006 financing were issued in a private placement transaction in accordance with Rule 506 under Regulation D of the Securities Act of 1933.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

NO.	DESCRIPTION

4.1	Securities Purchase Agreement by and among the Company and the purchasers identified therein, dated as of February 12, 2007.

4.2	Registration Rights Agreement by and among the Company and the purchasers identified therein, dated as of February 12, 2007.

4.3	Form of the Original Issue Discount 6% Senior Convertible Debentures from the February 2007 financing.

4.4	Form of Common Stock Purchase Warrant from the February 2007 financing.

4.5	Waiver and Amendment Agreement by and among the Company and the purchaser identified therein, dated as of February 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: February 14, 2007	By:	/s/ Thomas A. Szabo
Thomas A. Szabo Chief Executive Officer

INDEX TO EXHIBITS

4.1	Securities Purchase Agreement by and among the Company and the purchasers identified therein, dated as of February 12, 2007.

4.2	Registration Rights Agreement by and among the Company and the purchasers identified therein, dated as of February 12, 2007.

4.3	Form of the Original Issue Discount 6% Senior Convertible Debentures from the February 2007 financing.

4.4	Form of Common Stock Purchase Warrant from the February 2007 financing.

4.5	Waiver and Amendment Agreement by and among the Company and the purchaser identified therein, dated as of February 12, 2007.